Exhibit 3.5

FORM OFARTICLES OF INCORPORATION OF

Polar Star Operating Partnership S.C.A.

1.                                      CORPORATE FORM AND NAME

This document constitutes the articles of incorporation (the “Articles”) of Polar Star Operating Partnership S.C.A (the “Company”), a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand Duchy of Luxembourg including the law of 10 August 1915 on commercial companies as amended from time to time (the “1915 Law”).

2.                                      REGISTERED OFFICE

2.1                               The registered office of the Company (the “Registered Office”) is established in the municipality of Munsbach, Grand Duchy of Luxembourg.

2.2                               The Registered Office may be transferred:

2.2.1                     to any other place within the same municipality in the Grand Duchy of Luxembourg by the Manager (as defined in Article 8.1);

2.2.2                     to any other place in the Grand Duchy of Luxembourg (whether or not in the same municipality) by a resolution of the shareholders of the Company (a “Shareholders’ Resolution”) passed in accordance with these Articles and the laws from time to time of the Grand Duchy of Luxembourg including the 1915 Law (“Luxembourg Law”).

2.3                               Should a situation arise or be deemed imminent, whether military, political, economic, social or otherwise, which would prevent normal activity at the Registered Office, the Registered Office may be temporarily transferred abroad until such time as the situation becomes normalised; such temporary measures will not have any effect on the Company’s nationality and the Company will, notwithstanding this temporary transfer of the Registered Office, remain a Luxembourg company. The decision as to the transfer abroad of the Registered Office will be made by the Manager.

2.4                               The Company may have offices and branches, both in the Grand Duchy of Luxembourg and abroad.

3.                                      OBJECTS

The objects of the Company are:

3.1                               to hold shares in other companies, the commercial purpose of which is to carry out a business strategy through its subsidiaries, associated companies or participations in order to contribute to their long-term value;

3.2                               to act as a holding company and to co-ordinate the business of any corporate bodies in which the Company is for the time being directly or indirectly interested, and to acquire (whether by original subscription, tender, purchase, exchange or otherwise) the whole of or any part of the stock, shares, debentures, debenture stocks, bonds and other securities issued or guaranteed by any person and any other asset of any kind and to hold the same as investments, and to acquire, sell, vote, exchange and dispose of the same;

3.3                               to carry on any trade or business whatsoever and to acquire, undertake and carry on the whole or any part of the business, property and/or liabilities of any person carrying on any business;

3.4                               to deal with the Company’s money and funds in any way the Manager thinks fit and to lend money and give credit in each case to any person with or without security;

3.5                               to borrow, raise and secure the payment of money in any way the Manager thinks fit, including from affiliates of the Manager and/or by the issue (to the extent permitted by Luxembourg Law) of debentures and other securities or instruments, perpetual or otherwise, convertible or not, whether or not charged on all or any of the Company’s property (present and future) or its uncalled capital, and to purchase, redeem, convert and pay off those securities;

3.6                               to acquire an interest in, amalgamate, merge, consolidate with and enter into partnership or any arrangement for the sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person, including any employees of the Company, subject to provisions below;

3.7                               to enter into any guarantee or contract of indemnity or suretyship, and to provide security for the performance of the obligations of and/or the payment of any money by any person (including any body corporate in which the Company has a direct or indirect interest or any person (a “Holding Entity”) which is for the time being a member of or otherwise has a direct or indirect interest in the Company or any body corporate in which a Holding Entity has a direct or indirect interest and any person who is associated with the Company in any business or venture), with or without the Company receiving any consideration or advantage (whether direct or indirect), and whether by personal covenant or mortgage, charge or lien over all or part of the Company’s undertaking, property, assets or uncalled capital (present and future) or by other means; for the purposes of this Article 3.7 “guarantee” includes any obligation, however described, to pay, satisfy, provide funds for the payment or satisfaction of, indemnify and keep indemnified against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness or financial obligations of any other person;

3.8                               to purchase, take on lease, exchange, hire and otherwise acquire any real or personal property and any right or privilege over or in respect of it;

3.9                               to sell, lease, exchange, let on hire and dispose of any real or personal property and/or the whole or any part of the undertaking of the Company, for such consideration as the Manager thinks fit, including for shares, debentures or other securities, whether fully or partly paid up, of any person, whether or not having objects (altogether or in part) similar to those of the Company; to hold any shares, debentures and other securities so acquired; to improve, manage, develop, sell, exchange, lease, mortgage, dispose of, grant options over, turn to account and otherwise deal with all or any part of the property and rights of the Company;

3.10                        to do all or any of the things provided in any paragraph of this Article 3 (a) in any part of the world; (b) as principal, agent, contractor, trustee or otherwise; (c) by or through trustees, agents, sub-contractors or otherwise; and (d) alone or with another person or persons;

3.11                        to do all things (including entering into, performing and delivering contracts, deeds, agreements and arrangements with or in favour of any person) that are in the opinion of the Manager incidental or conducive to the attainment of all or any of the Company’s objects, or the exercise of all or any of its powers;

3.12                        the Company may lend or contribute funds or other assets to its subsidiaries or other persons in which it has an equity investment, and such persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Manager. The foregoing authority shall not create any right or benefit in favour of any subsidiary or any other person;

3.13                        the Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with these Articles and applicable law as the Manager, in its sole and absolute discretion, believes to be advisable;

3.14                        the Manager is expressly authorized to enter into, in the name and on behalf of the Company, any management or services agreement with affiliates of any of the Company or the Manager, on such terms as the Manager, in its sole and absolute discretion, believes are advisable;

3.15                        notwithstanding any other provision in these Articles, the Manager may cause the Company not to take, or to refrain from taking, any action that, in the judgment of the Manager, in its sole and absolute discretion, (i) could adversely affect the ability of Polar Star Realty Trust Inc., a Maryland corporation (the “REIT”), to continue to qualify as a real estate investment trust, (ii) could subject the REIT to any additional taxes under the Internal Revenue Code of 1986, as amended (the “Code”), including Code Section 857 or Code Section 4981 or any other related or successor provision of the Code, (iii) could cause the Company to be treated as a “publicly traded partnership” under Section 7704 of the Code, or (iv) could violate any law or regulation of any governmental body or agency having jurisdiction over the REIT, its securities or the Company.

3.16                        without limiting the ability of the REIT’s right in its sole discretion to cease qualifying as a REIT, the Shareholders acknowledge that the status of Polar Star Realty Trust Inc. as a REIT inures to the benefit of all Shareholders and not solely to the Manager or its affiliates. In connection with the foregoing, the Company shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue and guarantee evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire additional Properties necessary, useful or desirable in connection with its business in accordance with the Luxembourg Law.

3.17                        The Manager, on behalf of the Company, shall use its best efforts not to take any action which would result in the Company being a “publicly traded partnership” under and as such term is defined in Code Section 7704(b); provided that this Article 3.17 shall not be the basis for limiting or restricting in any manner the exercise of a Redemption right unless and only to the extent that, there is a significant risk that the Company will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation.

4.                                      DURATION

The Company is established for an unlimited duration.

5.                                      SHARE CAPITAL

5.1                               The subscribed share capital of the Company is sixty-two thousand eight hundred United States Dollars and seven cents (USD 62,800.07) divided into:

5.1.1                     [...] unlimited shares (the “Unlimited Shares” (action de commandité)) held by the unlimited shareholder;

5.1.2                     [...] ordinary shares (the “OP Shares”) (as defined in Article 5.2.3), held by the limited shareholders which are redeemable in accordance with Article 17;

5.1.3       class B ordinary shares (the “Class B OP Shares”) that can be issued from time to time in accordance with these Articles and to be held by the limited shareholders; and

5.1.4       class C ordinary shares (the “Class C OP Shares”, together with the OP Shares and the Class B OP Shares, the “Limited Shares” (actions de commanditaire)) that can be issued from time to time in accordance with these Articles and to be held by the limited shareholders, with a par value of one penny (USD 0.01) each.

“Controlled Subsidiaries” means Polar Star GP Lux Co S.à r.l. and any other subsidiaries wholly-owned by the REIT.

“Shares” means the Unlimited Shares and the Limited Shares and “Share” shall be construed accordingly;

“Shareholders” means the holders at the relevant time of the Shares and “Shareholder” shall be construed accordingly;

“Unlimited Shareholder” means the holder at the relevant time of the Unlimited Share;

“Limited Shareholders” means the holders at the relevant time of the Limited Shares and “Limited Shareholder” shall be construed accordingly.

5.2

5.2.1                     The authorised, but unissued and unsubscribed share capital of the Company (the “Authorised Capital”) is one billion US dollars (USD 1,000,000,000).

5.2.2                     The Manager is authorised to issue: (i) a maximum of one hundred (100) Unlimited Shares, together with (ii) OP Shares, Class B OP Shares, Class C OP Shares and one or more classes or series of preferred shares (the “Preferred Shares” and together with the OP Shares, the Class B OP Shares, the Class C OP Shares and the Preferred Shares issued pursuant to this Article 5.2, the “Manager Issued Shares”) up to the limit of the Authorised Capital from time to time subject as follows:

(a)                                 the above authorisation will expire five years after the incorporation of the Company provided that a further period or periods of authorisation following that period may be approved by Shareholders’ Resolution to the extent permitted by the 1915 Law;

(b)                                 the Manager may limit or cancel the Shareholders’ preferential rights to subscribe for the Manager Issued Shares and may issue the Manager Issued Shares to such persons and at such price with or without a premium and paid up by contribution in kind or for cash or by incorporation of claims or capitalisation of reserves or in any other way as the Manager may determine, subject to the 1915 Law;

(c)                                  the Manager shall prior to the issuance of any class or series of Preferred Shares, specify by resolution the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series of Preferred Shares.

5.2.3                     The Manager may from time to time issue OP Shares which are designated as a long term interest participation unit (“LTIP Unit”) for such consideration or purposes as the Manager may determine to be appropriate, and admit such persons or entities as Shareholders. The Company shall, for conversion, distribution and other purposes, maintain at all times a one-to-one correspondence between LTIP Units and those OP Shares which are not designated as LTIP Units. The LTIP Units shall rank pari passu with those OP Shares which are not designated as LTIP Units as to the payment of regular and special periodic or other distributions, provided that such LTIP Units shall not be entitled to liquidating distributions equivalent to those OP Shares which are not designated as LTIP Units until such time as the Capital Account balance associated with each LTIP Unit is economically equivalent to the Capital Account balance associated with the Manager’s OP Shares (on a per-Share/LTIP Unit basis). The Manager shall prior to the issuance of any LTIP Units specify by resolution the rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and conditions of redemption for such LTIP Units. Except as otherwise provided above or in such resolution, LTIP Units shall be treated as those OP Shares which are not designated as LTIP Units, with all of the rights, privileges and obligations attendant thereto.

5.2.4                     Any LTIP Units to be issued under these Articles are intended to qualify as “profits interests” under IRS Revenue Procedures 93-27 and 2001-43, and the provisions of these Articles relating to such interests shall be interpreted and applied consistently therewith. In addition, upon publication of final

Regulations in the Federal Register (or other official pronouncement), these Articles may be amended, to the extent required, to provide for: (i) the election of a safe harbor under Regulation Section 1.83-3(1) (or any similar provision) under which the fair market value of any LTIP Units that are transferred in connection with the performance of services are treated as being equal to the liquidation value of such interests in the Company, (ii) an agreement by the Company to comply with all the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the IRS with respect to such election) with respect to all LTIP Units transferred in connection with the performance of services while the election remains effective, (iii) the allocation of items of income, gains, deductions, and losses required by any final Regulations similar to Proposed Regulation Sections 1.704-1(b)(4)(xii)(b) and (c), and (iv) any other related amendments.

5.2.5                     The Manager is authorised to:

(a)                                 do all things necessary or desirable to amend this Article 5 in order to reflect and record any change of issued Share capital made pursuant to Article 5.2.2;

(b)                                 take or authorise any actions necessary or desirable for the execution and/or publication of such amendment in accordance with Luxembourg Law;

(c)                                  delegate to any person the duties of accepting subscriptions and receiving payment for any Manager Issued Shares and enacting any issue of Manager Issued Shares before a notary;

(d)                                 without the consent, approval or waiver of holders of OP Shares, to issue additional OP Shares, including LTIP Units, Class B OP Shares, Class C OP Shares and Preferred Shares, including Preferred Shares having priority with respect to voting rights, dividends or upon liquidation over the OP Shares, for any consideration, including for less than fair market value if the Manager concludes in good faith that such issuance is in the best interest of the Company and the Shareholders. In no event may shares of the Company be issued below par value.

5.3                               The Shares are in registered form.

5.4                               Indirect holdings of Shares

5.4.1                     Where shares are recorded in the register of Shareholders on behalf of one or more persons (the “Indirect Holders”) in the name of a securities settlement system or the operator of such a system or in the name of a professional depository of securities or any other depository (such systems, professionals or other depositories being referred to hereinafter as “Depositories” and each a

“Depository”) or of a sub-depository designated by one or more Depositories, the Company — subject to it having received a certificate in proper form from the Depository with whom those Shares are kept in an account — will permit the Indirect Holders to exercise the rights attaching to those Shares, including admission to and voting at the Shareholders’ Meetings (as such term is defined in Article 8.2 below), and shall consider those persons to be Shareholders for the purposes of Article 13 of the present Articles. The Manager may determine the formal requirements with which such certificates must comply, however certificates (if any) representing the OP Shares, including LTIP Units, the Class B OP Shares and the Class C OP Shares shall bear a legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS IN THE UNITED STATES, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

5.4.2                     Notwithstanding the foregoing, the Company will make payments, by way of dividends or otherwise, in cash, shares or other assets only into the hands of the Depository or sub-depository recorded in the register of Shareholders of the Company or in accordance with their instructions, and that payment shall release the Company from any and all obligations for such payment.

5.5                               The Company may establish a share premium account (the “Share Premium Account”) into which any premium paid on any Share is to be transferred. Decisions as to the use of the Share Premium Account are to be taken by the Manager subject to the 1915 Law and these Articles.

5.6                               The Company may, without limitation, accept equity or other contributions without issuing Shares or other securities in consideration for the contribution and may credit the contributions to one or more accounts. Decisions as to the use of any such accounts are to be taken by the Manager subject to the 1915 Law and these Articles. For the avoidance of doubt, any such decision may, but need not, allocate any amount contributed to the contributor.

5.7                               All Shares have equal rights subject to as otherwise provided in these Articles.

5.8                               Without prejudice to Article 5.2, the subscribed share capital may be increased by a Shareholders’ Resolution adopted in accordance with the conditions required for the amendment of the Articles and in accordance with Luxembourg Law.

5.9                               The Company may acquire its Shares or reduce its subscribed share capital and/or its Authorised Capital subject as provided in the 1915 Law.

5.10                        If any Shares are issued on terms that they are not fully paid up on issue, then payment of the balance due shall be made at such time and upon such conditions as the Manager may determine provided that all such Shares are treated equally.

6.                                      INDIVISIBILITY OF SHARES

6.1                               Each Share is indivisible.

6.2                               A Share may be registered in the name of more than one person provided that all holders of a Share notify the Company in writing as to which of them is to be regarded as their representative; the Company will deal with that representative as if it were the sole Shareholder in respect of that Share including for the purposes of voting, dividend and other payment rights.

7.                                      TRANSFER OF SHARES

7.1                               Subject to this Article 7, the Shares will be transferable in accordance with the 1915 Law, provided that any transfer of the Unlimited Shares must also comply with Article 7.2.

7.2                               Any transfer of the Unlimited Shares shall be subject to the passing of Shareholders’ Resolutions:

7.2.1                     approving the transfer;

7.2.2                     amending Article 8.1 to reflect the replacement as Manager of the transferor of the Unlimited Shares by the transferee; and

7.2.3                     in accordance with Article 13.17.

7.3                               Transfers of OP Shares shall require the prior written consent of the Manager, save for in the event of the death or incapacity of the Limited Shareholder whose OP Shares are to be transferred.

7.4                               Without limiting the generality of Article 7.3, the Manager will not consent to any transfer of OP Shares: if in the opinion of the Manager:

7.4.1                     such transfer may result in a breach of any law or regulation, whether Luxembourg or foreign, or if as a result of such transfer the Company may become subject to tax laws other than those of the Grand Duchy of Luxembourg, or result in adverse consequences for other holders of a major proportion of OP Shares, or

7.4.2                     such transfer is not made in accordance with the provisions of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

7.5                               During the period beginning on the date of the initial issuance of the OP Shares, the Class B OP Shares and the Class C OP Shares and ending one (1) year after such date, each holder of OP Shares, the Class B OP Shares and/or Class C OP Shares shall (i) offer, sell, pledge or otherwise transfer the OP Shares, the Class B OP Shares or Class C OP Shares only to a purchaser who certifies that it is not a “U.S. person” (as defined in Rule 902(k) under the Securities Act) and is not acquiring the OP Shares, the Class B OP Shares and/or the Class C OP Shares for the account or benefit of any U.S. person; (ii) offer, sell, pledge or otherwise transfer the OP Shares, the Class B OP Shares and the Class C OP Shares only in accordance with the provisions of Regulation S under the Securities Act, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and (iii) not engage in hedging transactions with regards to the OP Shares, the Class B OP Shares and the Class C OP Shares unless in compliance with the Securities Act.

7.6                               In no event may any transfer or assignment of Shares by any Shareholder (including any Redemption, any acquisition of Shares by the Manager or any other acquisition of Shares by the Company) be made (i) in the event that such transfer would cause the REIT or any subsidiary of the Company that elects to be treated as a REIT, to cease to comply with the REIT requirements; (ii) except with the consent of the Manager, if such transfer, in the opinion of the Manager, would create a significant risk that the Company would terminate for federal or state income tax purposes; (iii) if such transfer would cause the Company to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption or acquisition by the Manager of all Shares held by all Limited Shareholders); (iv) except with the consent of the Manager, if such transfer would, in the opinion of the Manager, adversely affect the ability of the REIT or any subsidiary of the Company that elects to be treated as a REIT to continue to qualify as a REIT or would subject the REIT or any such subsidiary to any income or excise taxes under the Code; (v) except with the consent of the Manager, if such transfer would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code; and (vi) except with the consent of the Manager, if such transfer would cause the Company to be treated as a publicly traded partnership within the meaning of Section 469(k)(2) or 7704(b) of the Code or fail to qualify for any safe harbor from treatment as a publicly traded partnership (provided, that this article (vi) shall not be the basis for limiting or restricting in any manner the exercise of a Redemption right unless, and only to the extent that, in the absence of such limitation or restriction, there is a significant risk that the Company will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation).

8.                                      THE MANAGER

8.1                               The Company will be managed by Polar Star GP Lux Co in its capacity as sole Unlimited Shareholder or “actionnaire commandité” (the “Manager”).

8.2                               The Manager has the full, exclusive and complete responsibility and discretion in the management and control of the Company to take all or any action which is necessary or useful to realise any of the objects of the Company, with the exception of those reserved by Luxembourg Law or these Articles to a general meeting of the Shareholders (a “Shareholders’ Meeting”).

8.3                               The Manager may be removed from office at any time for any legitimate reason by a Shareholders’ Meeting adopted in the same manner as is provided for by Luxembourg Law and these Articles for the amendment of the Articles. If following the removal of the Manager from office, there is no other Manager, then the Manager must be immediately replaced by a new Manager who must be an Unlimited Shareholder by Shareholders Resolution passed in accordance with Luxembourg Law and these Articles. The Manager to be removed will not have any veto right in its capacity as Unlimited Shareholder relating to its removal and/or replacement. A removal of a Manager will not terminate the Company.

8.4                               In the event of the death, legal incapacity or inability to act of the Manager, the Company will not terminate and the Supervisory Board may appoint an administrator, who may or may not be a Shareholder, who shall adopt urgent measures and those of ordinary administration until a Shareholders’ Meeting is held. Any administrator will convene a Shareholders’ Meeting in accordance with the Articles within fifteen (15) days of his appointment. An administrator will be liable only for the performance of his mandate.

8.5                               No contract or other transaction between the Company and any other company or entity shall be affected or invalidated by the fact that any of the executive officers or directors of the REIT is interested in, or is a shareholder, manager, director, officer or employee of another company or entity with which the Company shall contract or otherwise engage in business. Such directors or officers shall not by reason of such affiliation with such other company or entity be prevented from considering and voting or acting upon any matters with respect to such contract or other business.

8.6                               The Manager, in its sole and absolute discretion, may propose and adopt on behalf of the Company employee benefit plans funded by the Company for the benefit of employees of the Manager, the Company or any of their affiliates in respect of services performed, directly or indirectly, for the benefit of the Company or any of its subsidiaries;

9.                                      REPRESENTATION

Subject as provided by Luxembourg Law and these Articles, the following are authorised to represent and/or bind the Company:

9.1                               the Manager, acting by any legal representative or representatives;

9.2                               any other person to whom such a power has been delegated in accordance with Articles 10.1 or 10.4 to the extent such a power has been delegated to him.

10.                               DELEGATION OF POWERS

10.1                        The day to day management of the business of the Company and the power to represent the Company with respect thereto may be delegated by the Manager to one or more agents (each a “Daily Manager”), acting alone or jointly.

10.2                        A Daily Manager need not be a Shareholder.

10.3                        The appointment and removal, powers, duties and emoluments of the Daily Managers will be determined by the Manager except that the first Daily Manager or Managers may, but need not, be appointed and his or their powers, duties and emoluments determined by a Shareholders’ Meeting.

10.4                        The Manager may delegate any of its powers for specific tasks to one or more ad hoc agents and may remove any such agent and determine any such agent’s powers and responsibilities and such agent’s remuneration (if any), the duration of the period of representation and any other relevant conditions of such agent’s agency.

10.5                        No powers will be delegated by the Manager to any Limited Shareholder and no Limited Shareholder may represent the Company.

11.                               LIABILITY OF THE SHAREHOLDERS

11.1                        The Unlimited Shareholder will be liable with the Company (solidairement responsable) for the liabilities of the Company to the extent required by Luxembourg Law, including article 102 of the 1915 Law.

11.2                        The Limited Shareholders shall not act on behalf of the Company other than by exercising their rights as Shareholders in general meetings of the Company and shall only be liable to pay to the Company the par value, and any issue premium payable, on the Shares they respectively hold in the Company (to the extent not already paid) and any other capital commitments that have been made by such Shareholder to the Company.

12.                               SUPERVISORY BOARD

12.1                        The business of the Company and its financial situation, including more particularly its books and accounts, shall be supervised by a supervisory board of at least three (3) members, who need not be Shareholders (the “Supervisory Board”).

12.2                        For the carrying out of its supervisory duties, the Supervisory Board shall have the powers of a statutory auditor, as provided for by article 62 of the 1915 Law.

12.3                        The members of the Supervisory Board (each a “Supervisory Board Member”) shall neither participate in nor interfere with the management of the Company but may advise the Manager on such matters as the Manager may determine.

12.4                        The members of the Supervisory Board shall not receive any compensation in connection with their membership of the Supervisory Board but shall be entitled to reimbursement of all expenses in connection with that membership.

12.5                        The members of the Supervisory Board will be elected by Shareholders’ Resolution for a period not exceeding six (6) years. In case a member of the Supervisory Board is elected for an unspecified term, he is deemed to be elected for six (6) years from the date of his election. The members of the Supervisory Board are eligible for re-election and they may be removed at any time, with or without cause, by a Shareholders’ Resolution. They will remain in office until their successors have been appointed.

12.6                        In the event of the total number of members of the Supervisory Board falling below three (3), the Manager shall forthwith convene a Shareholders’ Meeting in order to fill these vacancies.

12.7                        Meetings of the Supervisory Board (“Supervisory Board Meetings”) may be convened by any Supervisory Board Member. The Supervisory Board shall appoint one of the Supervisory Board Members as Chairman.

12.8                        Notices of any meeting of the Supervisory Board will be given by letter, fax or by email to all members at least five (5) days in advance of the time set for such meeting, except in cases of emergency, in which event the nature of the emergency will be set out in the notice or as otherwise determined by the Manager. The notice will set out the time and the place of the meeting and it will contain the agenda.

12.9                        The Supervisory Board Members may validly debate and take decisions at a Supervisory Board Meeting without complying with all or any of the convening requirements and formalities if all the Supervisory Board Members have waived the relevant convening requirements and formalities either in writing or, at the relevant Supervisory Board Meeting, in person or by an authorised representative.

12.10                 A Supervisory Board Member may appoint any other Supervisory Board Member (but not any other person) to act as his representative (a “Supervisory Board Member’s Representative”) at a Supervisory Board Meeting to attend, deliberate, vote and perform all his functions on his behalf at that Supervisory Board Meeting. A Supervisory Board Member can act as representative for more than one other Supervisory Board Member at a Supervisory Board Meeting provided that (without prejudice to any quorum requirements) at least two (2) Supervisory Board Members are physically present at a Supervisory Board Meeting held in person or participate in person in a Supervisory Board Meeting held under Article 12.12. In the case of an equality of votes, the Chairman will have a second or casting vote.

12.11                 The Supervisory Board can only validly debate and take decisions if at least half of the Supervisory Board Members are present or represented. Decisions of the Supervisory Board shall be adopted by a simple majority of the Supervisory Board Members present or represented.

12.12                 A Supervisory Board Member or his Supervisory Board Member’s Representative may validly participate in a Supervisory Board Meeting through the medium of video-conferencing equipment or telecommunication means allowing the identification of each participating Supervisory Board Member. These means must have technical features which ensure an effective participation in the meeting allowing all the persons taking part in the meeting to hear one another on a continuous basis and allowing an effective participation of such persons in the meeting. A person participating in this way is deemed to be present in person at the meeting and shall be counted in the quorum and entitled to vote. Subject to Luxembourg Law, all business transacted in this way by the Supervisory Board Members shall, for the purposes of these Articles, be deemed to be validly and effectively transacted at a Supervisory Board Meeting, notwithstanding that fewer than the number of Supervisory Board Members (or their representatives) required to constitute a quorum are physically present in the same place. A meeting held in this way is deemed to be held at the Registered Office.

12.13                 A resolution in writing signed by all the Supervisory Board Members (or in relation to any Supervisory Board Member, his Supervisory Board Member’s Representative) shall be as valid and effective as if it had been passed at a Supervisory Board Meeting duly convened and held and may consist of one or several documents in the like form each signed by or on behalf of one or more of the Supervisory Board Members concerned.

12.14                 The minutes of a Supervisory Board Meeting shall be signed by and extracts of the minutes of a Supervisory Board Meeting may be certified by any Supervisory Board Member present at the Meeting.

13.                               SHAREHOLDERS’ RESOLUTIONS

13.1                        The Shareholders’ Meeting shall have such powers as are vested in it pursuant to these Articles or the Luxembourg Law, and shall not have any powers reserved to the Manager by the Luxembourg Law. As envisaged by article 111 of the 1915 Law, the Shareholders’ Meeting shall adopt and ratify measures affecting the interests of the Company vis-à-vis third-parties or amending the Articles only with the agreement of the Manager (subject as provided in Article 8.2).

13.2                        Each Shareholder shall have one vote for every Share of which it is the holder.

13.3                        Subject as provided by the 1915 Law and Articles 13.1, 13.4, 13.5, 13.15, 13.16 and 15.7, Shareholders’ Resolutions are only valid if they are passed by a majority of the votes cast, irrespective of the number of Shares represented.

13.4                        Shareholders may not change the nationality of the Company or oblige any of the Shareholders to increase their commitment to the Company otherwise than by unanimous vote of the Shareholders.

13.5

13.5.1              An extraordinary Shareholders’ Meeting convened to amend any provisions of the Articles shall not validly deliberate unless (a) at least one half of the Shares are represented and (b) the agenda indicates the proposed amendments to the Articles and, where applicable, the text of those which concern the objects or the form of the Company.

13.5.2              If the first of the conditions in Article 13.5.1 is not satisfied, a second meeting may be convened, in the manner prescribed by the Articles or by the 1915 Law. That convening notice shall reproduce the agenda and indicate the date and the results of the previous meeting. The second meeting shall validly deliberate regardless of the proportion of the Shares represented.

13.5.3              At both meetings, resolutions, in order to be adopted, must be carried by at least two-third of the votes cast. Votes cast shall not include votes attaching to Shares in respect of which the Shareholder has not taken part in the vote or has abstained or has returned a blank or invalid vote.

13.6                        A meeting of Shareholders (a “Shareholders’ Meeting”) may validly debate and take decisions without complying with all or any of the convening requirements and formalities if all the Shareholders have waived the relevant convening requirements and formalities either in writing or, at the relevant Shareholders’ Meeting, in person or by an authorised representative.

13.7                        A Shareholder may be represented at a Shareholders’ Meeting by appointing in writing (or by fax or e-mail or any similar means) a proxy or attorney who need not be a Shareholder.

13.8                        Each Shareholder may vote through voting forms in the manner set out in the convening notice in relation to a Shareholders’ Meeting. The Shareholders may only use voting forms provided by the Company and which contain at least the place, date and time of the meeting, the agenda of the meeting, the proposal submitted to the decision of the meeting, as well as for each proposal three boxes allowing the Shareholder to vote in favour, against, or abstain from voting on each proposed resolution by ticking the appropriate box. Voting forms which show neither a vote in favour, nor against the resolution, nor an abstention, shall be void. The Company will only take into account voting forms received three (3) days prior to the Shareholders’ Meeting to which they relate and which comply with the requirements set out on the convening notice.

13.9                        The Shareholders are entitled to participate in a Shareholders’ Meeting by videoconference or by telecommunications means allowing their identification, and are deemed to be present for the calculation of quorum and majority conditions and voting. These means must have technical features which ensure an effective participation in the meeting where deliberations shall be online without interruption.

13.10                 The Manager shall have the powers and obligations to adjourn a Shareholders’ Meeting as set out in the 1915 Law.

13.11                 The Annual Shareholders’ Meeting of the Company will be held on the last Thursday of March if it is a business day, otherwise on the next business day which follows at 10:00 a.m. in each year in the City of Munsbach.

13.12                 The Manager, Supervisory Board Members and the Statutory Auditors may convene a Shareholders’ Meeting. They shall be obliged to convene it so that it is held within a period of one month if Shareholders representing one-tenth of the capital require this in writing with an indication of the agenda.

13.13                 Convening notices for every Shareholders’ Meeting shall contain the agenda and shall take the form of announcements published twice, with a minimum interval of eight (8) days, and eight (8) days before the meeting, in Mémorial C, Recueil des Sociétés et Associations and in a Luxembourg newspaper. Notices by mail shall be sent eight days before the Meeting to registered Shareholders, but no proof need be given that this formality has been complied with. Where all the Shares are in registered form, the convening notices may be made only by registered letters.

13.14                 One or more of the Shareholders who together hold at least ten percent of the subscribed capital may request that one or more additional items be put on the agenda of any Shareholders’ Meeting. Such a request shall be sent to the Registered Office by registered mail, at least five days prior to the meeting.

13.15                 The Company may, upon a decision of the Shareholders passed by at least two-thirds of the votes cast at a Shareholders’ Meeting at which Shareholders representing at least a majority of the issued, outstanding Shares were present or represented, implement a transaction such as a merger or sales of all or substantially all of its assets involving the Company.

13.16                 The Shareholders may, upon a decision passed by at least two-thirds of the votes cast at a Shareholders’ Meeting at which Shareholders representing at least a majority of the issued, outstanding Shares were present or represented, amend these Articles in any respect (save for with respect to the nationality of the Company, which would require the unanimous approval of the Shareholders).

13.17                 The REIT shall not be able to (i) voluntarily transfer the equity interests held in the Manager or (ii) withdraw as the sole manager of the Company or transfer the Unlimited Shares in the Company (except to a wholly owned subsidiary), unless the transaction in which such withdrawal or transfer occurs results in the holders of OP Shares receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction.

14.                               BUSINESS YEAR

The Company’s financial year starts on 1st January and ends on the 31st December of each year provided that, as a transitional measure, the first financial year of the Company starts on the date of its incorporation and ends on the following 31 December (all dates inclusive).

15.                               DISTRIBUTIONS ON SHARES

15.1                        From the net profits of the Company determined in accordance with Luxembourg Law, five per cent shall be deducted and allocated to a legal reserve fund. That deduction will cease to be mandatory when the amount of the legal reserve fund reaches one tenth of the Company’s nominal capital.

15.2                        Subject to the provisions of Luxembourg Law, these Articles and the rights of any holders of Preferred Shares that may be created by the Company from time to time, the Shareholders by way of Shareholders’ Resolution may declare dividends to holders of the Unlimited Shares, the OP Shares, the Class B OP Shares (subject to the provisions of Article 15.5) and the Class C OP Shares (subject to the provisions of Article 15.6) on a pro rata equivalent basis based on the number of Unlimited Shares, OP Shares, Class B OP Shares and/or Class C OP Shares outstanding at the time of the distribution.

15.3                        Subject to the provisions of Luxembourg Law, these Articles and the rights of any holders of Preferred Shares that may be created by the Company from time to time, the Manager may pay interim dividends to holders of the Unlimited Shares, the OP Shares, the Class B OP Shares (subject to the provisions of Articles 15.5) and the Class C OP Shares (subject to the provisions of Article 15.6) in such amounts as is determined by the Manager on a pro rata equivalent basis based on the number of Unlimited Shares, OP Shares, Class B OP Shares and/or Class C OP Shares outstanding at the time of the distribution.

15.4                        Notwithstanding anything in the present Articles to the contrary, the Manager shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT’s qualification as a REIT, to distribute sufficient amounts to the Shareholders as interim dividends in order to, in particular, enable the REIT to pay stockholder dividends that will (a) satisfy the requirements for its qualification as a REIT under the Code and Regulations and (b) except to the extent otherwise determined by the Manager, in its sole and absolute discretion, avoid any U.S. federal income or excise tax liability of the REIT.

15.5                        The holders of the Class B OP Shares:

15.5.1               shall have the right to receive 0.01% of the aggregate amount of the proceeds of any distribution to be made by the Company to the Shareholders under these Articles; and

15.5.2                subject to the satisfaction of the conditions described below, shall have the right to participate fully in future distributions on the same basis as holders of OP shares. To the extent that the REIT’s funds from operations (excluding specified items) per share is greater than $0.19 US dollars for the quarter ending immediately after the first anniversary of the completion of the REIT’s initial public offering, all of such Class B OP shares will have the right to participate fully in future distributions. To the extent that the REIT’s funds from operations (excluding specified items) per share is less than $0.17 US dollars for the quarter ending immediately after the first anniversary of the completion of the REIT’s initial public offering, such Class B OP shares will continue thereafter to have the right to participate only in nominal future distributions. To the extent that the REIT’s funds from operations (excluding specified items) per share is greater than $0.17 US dollars but less than $0.19 US dollars for the quarter ending immediately after the first anniversary of the completion of the REIT’s initial public offering, a pro-rated amount of such Class B OP shares will have the right to participate fully in future distributions.

15.6        The holders of the Class C OP Shares:

15.6.1     shall have the right to receive 0.01% of the aggregate amount of the proceeds of any distribution to be made by the Company to the Shareholders under these Articles; and

15.6.2     subject to the satisfaction of certain time-based conditions with respect to such Class C OP Shares set forth in any shareholders agreement relating to the Company to which the Shareholders are parties, shall have the right to participate fully in future distributions on the same basis as holders of OP shares.

15.7                        All amounts withheld pursuant to the Code or any provisions of any U.S. state or local tax law, payment or distribution to any holder of Unlimited Shares, OP Shares, Class B OP Shares and/or Class C OP Shares shall be treated as amounts paid or distributed to such holder for all purposes under these Articles.

16.                               DISSOLUTION AND LIQUIDATION

The liquidation of the Company shall be decided by a Shareholders’ Meeting by a resolution adopted in accordance with the conditions required for the amendment of the Articles and in accordance with Luxembourg Law. In the event of a dissolution of the Company, the liquidation shall be carried out by a liquidator (or liquidators) appointed by the Shareholders at an extraordinary Shareholders’ Meeting. Any net proceeds of liquidation shall be paid to holders of the Unlimited Shares, OP Shares, Class B OP Shares (to the extent holders of Class B OP Shares are entitled to full distributions pursuant to Article 15.5) and/or Class C OP Shares (to the extent holders of Class C OP Shares are entitled to full distributions pursuant to Article 15.6) in the proportion of their respective holdings on the basis that the Unlimited Shares, OP Shares, Class B OP Shares and/or Class C OP Shares shall rank pari passu.

17.                               REDEMPTION RIGHTS

17.1                        On or after the date that is 180 days following the issuance of a holder’s OP Shares (or in the case of OP Shares held by Robert Washington, on or after the date the OP Shares are first issued), each holder of OP Shares (other than OP Shares held by the REIT or its Controlled Subsidiaries) shall have the right (subject to the terms and conditions set forth herein and in any other such agreement between the Company and such holder of OP Shares, as applicable) to request that the Manager cause the Company to purchase all or a portion of its OP Shares (including any LTIP Units that are eligible to be converted into OP Shares) held by such Shareholder (such OP Shares being hereafter referred to as “Tendered Shares”) in exchange for an amount of cash equal to the product of (i) the value of the REIT’s common stock, par value $0.01 per share (“REIT Share”), which shall be determined as the average of the daily market price of a REIT Share for the ten consecutive trading days immediately preceding the date of receipt by the Company of such Shareholder’s redemption request which shall follow the terms and conditions set forth in Article 17.10 below (the “ Redemption Request”) and (ii) the number of Tendered Shares (a “Redemption”).  The Tendering Shareholder (as defined below) shall have no right, with respect to any OP Shares so redeemed, to receive any distributions paid on or after the specified redemption date (“Redemption Date”) in the Redemption Request.  Any Redemption shall be exercised pursuant to a Redemption Request delivered to the Company by the Shareholder who is exercising the right (the “Tendering Shareholder”).

17.2                        Notwithstanding Article 17.1 above, if a Shareholder has delivered to the Company a Redemption Request then the Manager may, in its sole and absolute discretion, elect to assume and satisfy the Company’s Redemption obligation and acquire some or all of the Tendered Shares from the Tendering Shareholder in exchange for REIT Shares on a one-for-one basis (as of the Redemption Date) and, if the Manager so elects, the Tendering Shareholder shall sell the Tendered Shares to the REIT in exchange for REIT Shares.  In such event, the Tendering Shareholder shall have no right to cause the Company to redeem such Tendered Shares.  The Manager shall give such Tendering Shareholder written notice of its election on or before the close of business on the fifth business day after its receipt of the Redemption Request.

17.3                        The Tendering Shareholder shall be deemed the owner of such REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Redemption Date. In addition, the REIT Shares for which the OP Shares might be exchanged shall also bear such restrictive legends that the Manager determines are appropriate to mark transfer, ownership or other restrictions and limitations applicable to the REIT Shares.

17.4                        Each Shareholder covenants and agrees with the Manager that all Tendered Shares shall be delivered to the Manager free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Shares, the REIT shall be under no obligation to acquire the same. Each Shareholder further agrees that, in the event any transfer tax is payable as a result of the transfer of its Tendered Shares to the REIT (or its designee), such Shareholder shall assume and pay such transfer tax.

17.5                        A Shareholder (i) shall not be entitled to effect a Redemption for cash or an exchange for REIT Shares to the extent the ownership or right to acquire REIT Shares pursuant to such exchange by such Shareholder on the Redemption Date could cause such Shareholder or any other person or entity to violate the restrictions on ownership and transfer of REIT Shares set forth in the Articles of Amendment and Restatement of the REIT and (ii) shall have no rights under these Articles to acquire REIT Shares which would otherwise be prohibited under the Articles of Amendment and Restatement of the REIT. To the extent any attempted Redemption or exchange for REIT Shares would be in violation of this Article 17, it shall be null and void ab initio and such Shareholder shall not acquire any rights or economic interest in the cash otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange.

17.6                        Unless expressly decided by the Manager, (i) a Redemption may be effected with respect to a particular Shareholder only one time in each fiscal quarter on a date to be specified by the Manager and in accordance with procedures established by the Manager; (ii) a Redemption may not be effected with respect to a particular Shareholder for less than 500 OP Shares or, if the Shareholder holds less than 500 OP Shares, all of the OP Shares held by such Shareholder; (iii) a Redemption may not occur during the period after the Company’s record date with respect to a distribution and before the record date established by the REIT for a distribution to its stockholders of some or all of its portion of such distribution; and (iv) each Tendering Shareholder shall continue to own all OP Shares subject to any Redemption or exchange for REIT Shares, and be treated as a Shareholder with respect to such OP Shares for all purposes of these Articles, until such OP Shares are transferred to the REIT and paid for or exchanged on the Redemption Date. Until the Redemption Date, the Tendering Shareholder shall have no rights as a stockholder of the REIT with respect to such Tendering Shareholder’s OP Shares. The redemption rights of holders of OP Shares pursuant to Article 17 shall not be exercised if and to the extent that the delivery of REIT Shares upon such exercise would (i) result in any person owning REIT Shares in excess of the REIT’s ownership limit, (ii) result in REIT Shares being owned by fewer than 100 persons, (iii) result in the REIT being “closely held” within the meaning of Section 856(h) of the Code or (iv) result in any other violation of the restrictions on ownership and transfer of the REIT Shares set forth in the REIT’s charter.

17.7                        The assignee of any Shareholder (an “Assignee”) may exercise the rights of such Shareholder pursuant to this Article 17 and such Shareholder shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee.

17.8                        During the period of time that Class B OP Shares are entitled to participate only in nominal distributions paid by the Company in accordance with Article 15.5, such Class B OP Shares may not be redeemed. Notwithstanding the foregoing, Class B OP Shares which grant their holders the right to fully participate in future distributions in accordance with Article 15.5 may be redeemed in the same manner as the OP Shares pursuant to Article 17.

17.9                        During the period of time that Class C OP Shares are entitled to participate only in nominal distributions paid by the Company in accordance with Article 15.6, such Class C OP Shares may not be redeemed. Notwithstanding the foregoing, Class C OP Shares which entitle their holders the right to fully participate in future distributions in accordance with Article 15.6 may be redeemed in the same manner as the OP Shares pursuant to Article 17.

17.10                 Redemption Requests shall be addressed to the Manager, shall be dated and executed by the Shareholder whose Shares are to be redeemed or an Assignee thereof and shall include the following:

17.10.1       the number of Tendered Shares;

17.10.2       a statement to the effect that the Shareholder or Assignee hereby irrevocably tenders the Tendered Shares in the Company in accordance with the terms of the Articles, and the Redemption rights referred to therein;

17.10.3       a statement to the effect that the Shareholder or Assignee undertakes (i) to surrender such OP Shares and any certificate therefor at the closing of the Redemption and (ii) to furnish to the Manager, prior to the Redemption Date, such documentation, instruments and information as the Manager may reasonably request in connection with the requirements under the Articles;

17.10.4       a statement directing that a certified check representing the cash amount or the REIT Shares, as applicable, deliverable upon the closing of such Redemption to be delivered to an address which shall be specified by the Shareholder or Assignee within the Redemption Request; and

17.10.5       a statement that the Shareholder or Assignee represents, warrants, certifies and agrees that:

(a)                                 if receiving REIT Shares, the Shareholder or Assignee is not a “U.S. person” (as defined in Rule 902(k) under the Securities Act) and that the undersigned Shareholder or Assignee has its principal address outside the United States and was located outside the United States at the time of the Redemption,

(b)                                 if receiving REIT Shares, the REIT Shares cannot be resold unless registered under the Securities Act and applicable U.S. state securities laws or unless an exemption from registration under the Securities Act is available,

(c)                                  if receiving REIT Shares, during the period beginning on the date of the issuance of the REIT Shares to the Shareholder or Assignee and ending one year after such date, such Shareholder or Assignee agrees (i) to offer, sell, pledge or otherwise transfer the REIT Shares only to a purchaser who certifies that it is not a “U.S. person” (as defined in Rule 902(k) under the Securities Act) and is not acquiring the REIT Shares for the account or benefit of any U.S. person; (ii) to offer, sell, pledge or otherwise transfer the REIT Shares only in accordance with the provisions of Regulation S under the Securities Act, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and (iii) not to engage in hedging transactions with regards to the REIT Shares unless in compliance with the Securities Act,

(d)                                 the Shareholder or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such OP Shares, free and clear of the rights or interests of any other person or entity,

(e)                                  the undersigned Shareholder or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such OP Shares as provided within the Redemption Request,

(f)                                   the undersigned Shareholder or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender and

(g)                                  acknowledges that he or she will continue to own such OP Shares until and unless either (1) such OP Shares are acquired by the REIT pursuant to Article 17 of the Articles or (2) such Redemption transaction closes.

18.                               SHARE REGISTRATION

18.1                        The Company shall keep a register of holders of OP Shares.  The register shall set out the name of each registered holder, such registered holder’s residence or elected domicile as notified to the Company and the number of OP Shares held by such registered holder.

18.2                        The OP Shares may be held in book-entry format by being recorded in the Company’s register on behalf of one or more persons in the name of a securities settlement system or the operator of such a system or in the name of a professional transfer agent or other depositary of securities or any other depositary or sub-depositary.

19.                               INTERPRETATION AND LUXEMBOURG LAW

19.1                        In these Articles:

19.1.1              a reference to:

(a)                                 one gender shall include each gender;

(b)                                 (unless the context otherwise requires) the singular shall include the plural and vice versa;

(c)                                  a “person” includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having a separate legal personality);

(d)                                 a statutory provision or statute includes all modifications thereto and all re-enactments (with or without modifications) thereof.

19.1.2              the words “include” or “including” shall be deemed to be followed by the words “without limitation” and general words shall not be given a restrictive meaning by reason of their being preceded or followed by word indicating a particular class of acts, matters or things or by examples falling within the general words;

19.1.3              the headings to these Articles do not affect their interpretation or construction.

19.2                        In addition to these Articles, the Company is also governed by all applicable provisions of Luxembourg Law.

CLIFFORD CHANCE SOCIETE EN COMMANDITE SIMPLE, INSCRITE AU BARREAU DE LUXEMBOURG

POLAR STAR OPERATING PARTNERSHIP S.C.A.

AND

THE SHAREHOLDERS SET FORTH IN SCHEDULE 1

FORM OF

INVESTMENT AGREEMENT

THIS AGREEMENT is made on [10] December 2014

BETWEEN:

(1)                                 Polar Star Operating Partnership S.C.A., a corporate partnership limited by shares (société en commandite par actions), governed by the laws of the Grand Duchy of Luxembourg, having its registered office at E Building, Parc d’Activite Syrdall, 6 rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg and pending registration with the RCS (the “Company”); and

(2)                                 The shareholders of the Company set forth in Schedule 1 of this Agreement, the “Parties” and each individually, a “Party”.

INTRODUCTION:

(A)                               The Company has been incorporated by the Polar Star GP Luxco, Polar Star LP Luxco and the Management Parties as a Luxembourg corporate partnership limited by shares (société en commandite par actions) and an indirect subsidiary of the REIT the common stock of which will be the subject of the IPO and which has been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol “PSRT.”

(B)                               Upon incorporations of the Luxcos, their share structure is as set out in Schedule 5.

(C)                               This Agreement sets out the terms on which the Parties commit to acquire, directly or indirectly, shares in the Company and certain aspects of the internal functioning of the Company.

THE PARTIES AGREE as follows:

1.                                      INTERPRETATION

1.1                               In this Agreement:

“1915 Law” means the Luxembourg law on commercial companies dated 10 August 1915, as amended;

“Adjusted Capital Account” means the Capital Account maintained for each Shareholder as of the end of each Taxable Year (i) increased by any amounts which such Shareholder is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith;

“Adjusted Capital Account Deficit” means, with respect to any Shareholder, the deficit balance, if any, in such Shareholder’s Adjusted Capital Account as of the end of the relevant Taxable Year, or other applicable period;

“Articles” means the articles of association of the Company, as may be amended from time to time;

“Capital Account” means, with respect to any Shareholder, the Capital Account maintained by the Manager for such Shareholder on the Company’s books and records in accordance with the following provisions:

(a)                                 To each Shareholder’s Capital Account, there shall be added such Shareholder’s Capital Contributions, such Shareholder’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Schedule 7 hereof, and the principal amount of any Company liabilities assumed by such Shareholder or that are secured by any property distributed to such Shareholder.

(b)                                 From each Shareholder’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Shareholder pursuant to any provision of this Agreement, such Shareholder’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Schedule 7 hereof, and the principal amount of any liabilities of such Shareholder assumed by the Company or that are secured by any property contributed by such Shareholder to the Company (except to the extent a Capital Contribution was already reduced for such liabilities).

(c)                                  In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred interest.

(d)                                 In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)                                  The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.  If the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Manager may make such modification; provided, that such modification will not have a material effect on the amounts distributable to any Shareholder without such Shareholder’s Consent.  The Manager also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Shareholders and the amount of Partnership capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2;

“Capital Contribution” means, with respect to any Shareholder, the amount of money and the initial Gross Asset Value of any Contributed Property that such Shareholder contributes to the Company or is deemed to contribute (reduced by any liabilities, within the meaning of Section 752 of the Code, that are secured by such Contributed Property or that the Company assumes from such Shareholder in connection with such contribution);

“Challenge” has the meaning given to such term in clause 11.11.1 of this Agreement.

“Class B OP Shares” means class B ordinary shares issued in the share capital of the Company from time to time;

“Class C OP Shares” means class C ordinary shares issued in the share capital of the Company from time to time;

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law;

“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Taxable Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d);

“Contributed Property” means each item of Property or other asset, excluding cash, contributed or deemed contributed to the Company net of any liabilities assumed by the Company relating to such Contributed Property and any liability to which such Contributed Property is subject;

“Depreciation” means, for each Taxable Year or other applicable period, an amount equal to the U.S. federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager;

“Designated Third Party” shall mean any third party appointed by the Manager to assist the Manager in fulfilling its obligations or exercising its rights under this Agreement relating to any tax matter.  The power and authority of any such Designated Third Party shall be limited to the matters specified in the appointment made by the Manager;

“Dispute” shall have the meaning given to such term in clause 13.2 of this Agreement;

“EBH I” means Etatbygg Holding I AS, a private limited liability company, governed by the laws of Norway, having its registered office at […] and registered with […] under number 981 125 428;

“EBH II” means Etatbygg Holding II AS, a private limited liability company, governed by the laws of Norway, having its registered office at […] and registered with […] under number 984 602 189 and Öffentliga Fastigheter Holding I AB, a private limited liability company, governed by the laws of Norway, having its registered office at […] and registered with […] under number 556649-3648, jointly;

“GEU 2007” means Global Eiendom Utbetaling Norge 2007 AS, a private limited liability company, governed by the laws of Norway, having its registered office at […] and registered with […] under number 989 026 291;

“GEU 2008” means Global Eiendom Utbetaling Norge 2008 AS, a private limited liability company, governed by the laws of Norway, having its registered office at […] and registered with […] under number 990 480 710;

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a)                                 The initial Gross Asset Value of any asset contributed by a Shareholder to the Company shall be the gross fair market value of such asset as determined by the Manager.

(b)                                 The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii), clause (iv) or clause (v) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Manager using such reasonable method of valuation as it may adopt, as of the following times:

(i)                                     the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement) by a new or existing Shareholder in exchange for more than a de minimis Capital Contribution or provision of services, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Shareholders in the Company; provided that the issuance of any LTIP Unit shall be deemed to require a recalculation pursuant to this subsection;

(ii)                                  the distribution by the Company to a Shareholder of more than a de minimis amount of Property as consideration for an interest in the Company, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Shareholders in the Company;

(iii)                               the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv)                              at such other times as the Manager shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)                                  The Gross Asset Value of any Company asset distributed to a Shareholder shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Manager; provided, that, if the distributee is the Manager or if the distributee and the Manager cannot agree on such a determination, such gross fair market value shall be determined by an independent third party experienced in the valuation of similar assets, selected by the Manager in good faith.

(d)                                 The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Manager reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)                                  If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses;

“IPO” shall mean the initial public offering of shares of common stock in the REIT;

“IRS” shall have the meaning given to such term in clause 5.4.2(a) of this Agreement;

“Investors” means those entities listed in Schedule 2 of this Agreement.

“Limited Shareholders” means the holders at the relevant time of the Limited Shares and “Limited Shareholder” shall be construed accordingly;

“Limited Shares” means the OP Shares, the Class B OP Shares and the Class C OP Shares issued in the share capital of the Company from time to time;

“LTIP Units” shall mean OP Shares designated as such in accordance with the Articles;

“Luxcos” means the Company, Polar Star GP Luxco and Polar Star LP Luxco;

“Management Parties” means those individuals listed in Schedule 3 of this Agreement.

“Manager” shall mean Polar Star GP Luxco which shall manage the Company in its capacity as sole Unlimited Shareholder (actionnaire commandité) of the Company;

“Midgard” means Midgard Holding AS.

“New Shareholder” has the meaning set forth in clause 6.1 of this Agreement.

“NIN” means Næringsbygg I Norge III AS, a private limited liability company, governed by the laws of Norway, having its registered office at […] and registered with […] under number 989 026 062;

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Taxable Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c);

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3);

“Obligo” means Obligo Management AS, a […] incorporated under the laws of […], having its registered office at [600 Poplar Avenue, Suite 150, Memphis, Tennessee 38119, United States of America] and registered with […] under number […].

“OFH I” means Öffentliga Fastigheter Holding I AB, a private joint stock company (Aktiebolag) incorporated and existing under the law of Sweden, whose registered office is at […] and which is registered with […] under registration number […];

“OFH II” means Öffentliga Fastigheter Holding II AB, a private joint stock company (Aktiebolag) incorporated and existing under the law of Sweden, whose registered office is at […] and which is registered with […] under registration number […]

“OP Shares” means ordinary shares issued in the share capital of the Company from time to time;

“Polar Star GP Luxco” means Polar Star GP Luxco S.à r.l., a private limited liability company (société à responsabilité limitée), governed by the laws of the Grand Duchy of Luxembourg, having its registered office at E Building, Parc d’Activité Syrdall, 6 rue Gabriel Lippmann, L- 5365 Munsbach, Grand Duchy of Luxembourg, having a share capital of USD 35,250.01 and pending registration with the RCS;

“Polar Star LP Luxco” means Polar Star LP Luxco S.à r.l., a private limited liability company (société à responsabilité limitée), governed by the laws of the Grand Duchy of Luxembourg, having its registered office at E Building, Parc d’Activité Syrdall, 6 rue Gabriel Lippmann, L- 5365 Munsbach, Grand Duchy of Luxembourg, having a share capital of USD 21,000.00 and pending registration with the RCS;

“Preferred Shares” means one or more classes of preferred shares which may be issued in the share capital of the Company pursuant to the Articles;

“Profits” and “Losses” means, for each Taxable Year of the Company, an amount equal to the Company’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)                                 Any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)                                 Any expenditure of the Company described in Code Section 705(a)(2)(B) (or treated as such pursuant to Regulations Section 1.704-1(b)(2)(iv)(i)), and not

otherwise taken into account in computing Profits or Losses shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)                                  .In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d)                                 Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)                                  In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Taxable Year;

(f)                                   To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Shareholder’s interest in the Company, the  amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)                                  Notwithstanding any other provision of this definition of Profits or Losses, any item that is specially allocated pursuant to Schedule 7 hereof shall not be taken into account in computing Profits or Losses.  The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Schedule 7 hereof shall be determined by applying rules analogous to those set forth in this definition of Profits or Losses;

“Properties” means any assets and property of the Company, and “Property” shall mean any one such asset or property;

“RCS” means the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés);

“Regulations” means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations);

“REIT” means Polar Star Realty Trust Inc., a company incorporated under the laws of the State of Maryland in the United States;

“REIT Payment” has the meaning given to such term in clause 10.1 of this Agreement.

“Shareholder Minimum Gain” means an amount, with respect to each Shareholder Nonrecourse Debt, equal to the Shareholder Minimum Gain that would result if such Shareholder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3);

“Shareholder Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4);

“Shareholder Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Shareholder Nonrecourse Deductions with respect to a Shareholder Nonrecourse Debt for a Taxable Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2);

“Shareholders” shall mean the holders at the relevant time of the Shares and “Shareholder” shall be construed accordingly;

“Shareholders’ Meetings” shall have the meaning given to such term in article 8.2 of the Articles;

“Shares” shall means the Unlimited Shares and the Limited Shares and “Share” shall be construed accordingly;

“Taxable Year” means the fiscal year of the Company, which shall be the calendar year;

“Termination of Service” means a Management Party’s termination of employment or other service, as applicable, with the Company, its subsidiaries and, as applicable, affiliates. Cessation of service as an officer, director, key employee, consultant, adviser or other personnel shall not be treated as a Termination of Service if the Management Party continues without interruption to serve thereafter in another one (or more) of such other capacities;

“Unlimited Shareholder” means the holder at the relevant time of the Unlimited Share;

“Unlimited Shares” means unlimited shares issued in the share capital of the Company from time to time.

1.2                               In this Agreement, save where the context otherwise requires:

1.2.1                     the singular includes the plural and vice versa and reference to any gender includes a reference to all other genders;

1.2.2                     headings and the use of bold typeface shall be ignored;

1.2.3                     references to any enactment shall include references to such enactment as it may, after the date of this Agreement, from time to time be amended, supplemented or re-enacted;

1.2.4                     a reference to a clause, sub-clause, paragraph, sub-paragraph or schedule is, unless indicated to the contrary, a reference to a clause, sub-clause, paragraph or schedule of this Agreement;

1.2.5                     a reference to a person includes a reference to a firm, a limited partnership, a limited liability partnership, a body corporate, an unincorporated association or to a person’s executors or administrators;

1.2.6                     a reference to a Party is to a party to this Agreement for the time being and a reference to the Parties is, unless otherwise stated to the contrary, a reference to all parties to this Agreement for the time being;

1.2.7                     references to writing shall include any modes of reproducing words in a legible and non-transitory form;

1.2.8                     the words and phrases other, including and in particular shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible; and

1.2.9                     words and expressions defined under the Articles shall have the same meanings under this Agreement.

2.                                      COMPLETION

2.1                               On or about the date of settlement of the IPO (“Completion”), the following steps shall be taken:

2.1.1                     Polar Star GP Luxco shall transfer 2,099,999 shares in Polar Star LP Luxco to the following Investors:

(a)                                 362,286 shares shall be transferred to EBH I;

(b)                                 1,424,991 shares shall be transferred to EBH II; and

(c)                                  312,721 shares shall be transferred to OFH I;

2.1.2                     [EBH I, EBH II and OFH I shall (i) contribute […] shares in OFH II to Polar Star LP Luxco against the issuance of […] new shares in Polar Star LP Luxco and (ii) transfer […] shares in OFH II to Polar Star LP Luxco in exchange for a purchase price of […] to be settled in cash;

2.1.3                     GEU 2007 and NIN shall (i) contribute […] shares in TRES to Polar Star LP Luxco against the issuance of […] new shares in Polar Star LP Luxco and (ii) transfer […] shares in TRES to Polar Star LP Luxco in exchange for a purchase price of […] to be settled in cash;

2.1.4                     GEU 2007 and GEU 2008 shall (i) contribute […] shares in Midgard to Polar Star LP Luxco against the issuance of […] new shares in Polar Star LP Luxco and (ii) transfer […] shares in Midgard to Polar Star LP Luxco in exchange for a purchase price of […] to be settled in cash;

2.1.5                     Polar Star LP Luxco shall (i) contribute […] shares in OFH II, […] shares in TRES, […] shares in Midgard and certain receivables to the Company against the issuance of […] new OP Shares in the Company and (ii) transfer […] shares in OFH II, […] shares in TRES and […] shares in Midgard to the Company in exchange for a purchase price of […] to be settled in cash;

2.1.6                     Obligo shall subscribe for 369,565 new OP Shares and 369,565 new Class B OP Shares in the Company;

2.1.7                     the Directors shall subscribe for [...] new OP Shares in the Company, subject to clause 3 below, as follows:

2.2                               Immediately following the contributions and subscriptions described in clause 2.1 above, the shareholding of the Company shall be as set out in Schedule 6.

3.                                      VESTING OF OP SHARES, LTIP UNITS AND CLASS C OP SHARES

The OP Shares, LTIP Units and Class C OP Shares issued to and subscribed for by each Director in connection with IPO shall vest in equal installments on the first business day of each of the first three anniversaries of 15 January 2015, beginning on 15 January 2016, with the final vesting date to occur on 15 January 2018.

4.                                      ALLOCATIONS

4.1                               Profits and Losses of the Company shall, subject to this Agreement, the Articles and the 1915 Law, be allocated in accordance with the provisions of Schedule 7 hereof solely for U.S. federal income tax purposes.

4.2                               The Company shall maintain Capital Accounts for each Shareholder solely for U.S. federal income tax purposes.

5.                                      TAX MATTERS

5.1                               Preparation of Tax Returns

The Manager shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for U.S. federal and state income tax purposes and shall use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by the Shareholders for U.S. federal and state income tax reporting purposes. Each Shareholder shall promptly provide the Manager with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the Manager from time to time.

5.2                               Tax Elections

5.3                               Except as otherwise provided herein, the Manager shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the “recurring item” method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Company’s Properties. The Manager shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the Manager’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

5.4                               Tax Matters Partner

5.4.1                     The Manager shall be the “tax matters partner” of the Company for U.S. federal income tax purposes.  The tax matters partner shall receive no compensation for its services.  All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company in addition to any reimbursement pursuant to clause 9.2 hereof. Nothing herein shall be construed to restrict the Company from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Company for such services is reasonable.

5.4.2                     The tax matters partner is authorized, but not required:

(a)                                 to enter into any settlement with the U.S. Internal Revenue Service (the “IRS”) with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Shareholder for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Shareholders, except that such settlement agreement shall not bind any Shareholder (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Shareholder or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));

(b)                                 in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Shareholder for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment;

(c)                                  to intervene in any action brought by any other Shareholder for judicial review of a final adjustment;

(d)                                 to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(e)                                  to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Shareholder for tax purposes, or an item affected by such item; and

(f)                                   to take any other action on behalf of the Shareholders in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner.

5.5                               Withholding

5.5.1                     Each Shareholder hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Shareholder any amount of federal, state, local or foreign taxes that the Manager determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Shareholder pursuant to this Agreement.  Any amount paid on behalf of or with respect to a Shareholder shall constitute a loan by the Company to such Shareholder, which loan shall be repaid by such Shareholder within fifteen (15) days after notice from the Manager that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Shareholder or (ii) the Manager determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company that would, but for such payment, be distributed to such Shareholder.  Each Shareholder hereby unconditionally and irrevocably grants to the Company a security interest in such Shareholder’s Shares to secure such Shareholder’s obligation to pay to the Company any amounts required to be paid pursuant to this clause 5.5. In the event that a Shareholder fails to pay any amounts owed to the Company pursuant to this clause 5.5 when due, the Manager may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Shareholder, and in such event shall be deemed to have loaned such amount to such defaulting Shareholder and shall succeed to all rights and remedies of the Company as against such defaulting Shareholder (including, without limitation, the right to receive distributions).  Any amounts payable by a Shareholder hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full.  Each Shareholder shall take such actions as the Company or the Manager shall request in order to perfect or enforce the security interest created hereunder.

5.5.2                     All amounts withheld pursuant to any applicable tax law (including, without limitation, the Code and applicable provisions of Luxembourg Law) on any payment or distribution to any holder of Shares (including LTIP Units) or Preferred Shares shall be treated as amounts paid or distributed to such holder for all purposes under these Articles.  Any increase or decrease in taxes (including interest and penalties thereon) that are imposed on the Company or any entity in which the Company directly or indirectly holds an interest resulting from the identity, nationality, residence or status of a holder of Shares or Preferred Shares, or a direct or indirect owner of any such holder (any such holder or direct or indirect owner, an “Owner”), or by reason of an Owner furnishing or failing to furnish information regarding such Owner on applicable tax forms or otherwise, shall be specially allocated to the relevant holder of Shares or Preferred Shares and shall decrease or increase, as the case may be, the amounts otherwise distributable to such holder of Shares or Preferred Shares.

5.5.3                     Each Shareholder shall furnish (including by way of updates) to the Manager in such form as is reasonably requested by the Manager any information, representations and forms as shall reasonably be requested by the Manager to assist it in obtaining any exemption, reduction or refund of any withholding or other taxes imposed by any taxing authority or other governmental agency (including withholding taxes imposed pursuant to the U.S. Hiring Incentives to Restore Employment Act of 2010, or any similar or successor legislation or any agreement entered into pursuant to any such legislation) upon the Company, amounts paid to the Company, or amounts distributable by the Company to the Shareholders.  In the event that any Shareholder fails to furnish such information, representations, waivers or forms to the Manager or the Designated Third Party, the Manager or the Designated Third Party shall have full authority to take any and all of the following actions: (i) withhold any taxes required to be withheld pursuant to any applicable legislation, regulations, rules or agreements; (ii) effect a compulsory redemption of a

Shareholder’s Shares, and (iii) form and operate an investment vehicle organized in the United States that is treated as a “domestic partnership” for purposes of section 7701 of the Internal Revenue Code of 1986, as amended and transfer such Shareholder’s Shares or its interest in the Company’s assets and liabilities to such investment vehicle.  If requested by the Manager or the Designated Third Party, the Shareholder shall execute any and all documents, opinions, instruments and certificates as the Manager or the Designated Third Party shall have reasonably requested to effectuate the foregoing.  Shareholder hereby grants to the Manager and the Designated Third Party a power of attorney, coupled with an interest, to execute any such documents, instruments or certificates on behalf of the Shareholder, if the Shareholder fails to do so.

5.5.4                     Each Shareholder understands and agrees that the Manager may disclose to a Designated Third Party, and that each of the Manager or a Designated Third Party may disclose information regarding any Shareholder (including any information provided by the Shareholder pursuant to clause 5.5.3) to any person to whom information is required or requested to be disclosed by any taxing authority or other governmental agency including, in each case, disclosing to jurisdictions which do not have strict data protection or similar laws, to enable the Company to comply with any applicable law or regulation or agreement with a governmental authority.

5.5.5                     Each Shareholder hereby waives all rights it may have under applicable bank secrecy, data protection and similar legislation that would otherwise prohibit any such disclosure and warrants that each person whose information it provides (or has provided) to the Manager or the Designated Third Party has been given such information, and has given such consent, as may be necessary to permit the collection, processing, disclosure, transfer and reporting of their information.

5.5.6                     Each Shareholder understands and agrees that the Manager or the Designated Third Party may enter into agreements on behalf of the Company with any applicable taxing authority (including any agreement entered into pursuant to the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act of 2010, or any similar or successor legislation or intergovernmental agreement) to the extent it determines such an agreement is in the best interest of the Company or any Shareholder.

6.                                      NEW SHAREHOLDERS

6.1                               Without prejudice to the relevant provisions of the Articles, no shares in the capital of the Company shall be allotted, issued or Disposed of to a person who is not already a party to this Agreement (a “New Shareholder”) and the Manager shall not enter the

New Shareholder in the register of members unless the New Shareholder has executed and delivered a deed of adherence in the form set out in Schedule 9.

6.2                               All executed deeds of adherence shall be delivered to and held by the Company (for both itself and the other parties to the Agreement).

7.                                      SUPREMACY OF THIS AGREEMENT

If there is any conflict or inconsistency between the provisions of this Agreement and the Articles or the articles of association of any of the other Luxcos or any other member of the Group, this Agreement shall prevail. If requested to do so by the majority Shareholders, each Shareholder will use its rights and powers to procure (so far as it is able) that the Articles are amended so as to accord with and give effect to the provisions of this Agreement and each of the Luxcos shall, and each of their respective managers shall, procure that the articles of association of any other member of the Group are amended so as to accord with and give effect to the provisions of this Agreement.

8.                                      ENTIRE AGREEMENT AND NON-RELIANCE

8.1                               This Agreement constitutes the entire agreement and supersede any previous agreements between the parties relating to the subject matter of this Agreement.

8.2                               Each party acknowledges and represents that it has not relied on or been induced to enter into this Agreement by a representation, warranty or undertaking (whether contractual or otherwise) given by any other party other than as expressly set out in this Agreement.

8.3                               Nothing in this clause 8 shall have the effect of restricting or limiting any liability arising as a result of any fraud, wilful misrepresentation or wilful concealment.

9.                                      COSTS, FEES AND EXPENSES

9.1                               In the event of any issuance of REIT shares or other securities by the REIT, and the direct or indirect contribution to the Company, by the Manager, of the cash proceeds or other consideration received from such issuance, if any, the Company or a subsidiary of the Company shall pay the Manager’s and the REIT’s expenses associated with such issuance, including any underwriting discounts or commissions (it being understood that if the proceeds actually received by the REIT are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred by the REIT in connection with such issuance, then the Manager shall be deemed to have made a Capital Contribution to the Company in the amount of the gross proceeds of such issuance and the Company shall be deemed simultaneously to have reimbursed the Manager pursuant to clause 9.2 for the amount of such underwriter’s discount or other expenses). Nothing in these Articles shall prohibit the REIT from issuing REIT shares for less than fair market value if the REIT concludes in good faith that such issuance is in the best interest of the Company.

9.2                               Reimbursement of the Manager

9.2.1                     Except as provided in this clause 9.2 and in the Articles and under this Agreement, the Manager shall not be compensated for its services as manager of the Company.

9.2.2                     The Company or a subsidiary of the Company shall be responsible for and shall pay all expenses relating to the Company’s, the Manager’s and the REIT’s organization, the ownership of their assets and their operations to the extent permitted by the Luxembourg Law including, without limitation, (i) all expenses relating to their formation and continuity of existence, (ii) all expenses relating to any offerings and registrations of securities, (iii) all expenses associated with their preparation and filing of any periodic reports under federal, state or local laws or regulations, (iv) all expenses associated with their compliance with applicable laws, rules and regulations, and (iv) all other operating or administrative costs incurred whether or not incurred in the ordinary course of their businesses. The Manager, acting on behalf of the Company, is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Company. Except to the extent provided in these Articles, the Manager and its affiliates (including the REIT) shall be reimbursed on a monthly basis, or such other basis as the Manager may determine in its sole and absolute discretion, for all expenses that the Manager and its affiliates (including the REIT) incur relating to the ownership and operation of, or for the benefit of, the Company (including, without limitation, administrative expenses); provided, that the amount of any such reimbursement shall be reduced by any interest earned by the Manager with respect to bank accounts or other instruments or accounts held by it on behalf of the Company. The Shareholders acknowledge that all such expenses of the Manager and its affiliates (including the REIT) are deemed to be for the benefit of the Company. In the event that certain expenses are incurred for the benefit of the Company and other entities (including the Manager or the REIT), such expenses will be allocated to the Company and such other entities in such a manner as the Manager in its sole and absolute discretion deems fair and reasonable. All payments and reimbursements hereunder shall be characterized for U.S. federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Manager or the REIT.

9.2.3                     If and to the extent any reimbursements to the Manager pursuant to this clause 9.2 constitute gross income of the Manager (as opposed to the repayment of advances made by the Manager on behalf of the Company), such amounts shall constitute guaranteed payments with respect to capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Company and all Shareholders, and shall not be treated as distributions for purposes of computing the Shareholders’ Capital Accounts.

10.                               LIMITATION TO PRESERVE REIT QUALIFICATION

10.1                        Notwithstanding anything else in these Articles, to the extent that the amount paid, credited, distributed or reimbursed by the Company to the Manager or its officers, directors, employees, personnel or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT for purposes of Section 856(c)(2) or Section 856(c)(3) of the Code, then, notwithstanding any other provision of these Articles, the amount of such REIT Payments, as selected by the Manager in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any taxable year of the Company so that the REIT Payments, as so reduced, for or with respect to the Manager, shall not exceed the lesser of:

10.1.1              an amount equal to the excess, if any, of (a) 4.9% of the REIT’s total gross income (but excluding the amount of any REIT Payments) for the taxable year of the Company that is described in subsections (A) through (H) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the REIT from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any REIT Payments); or

10.1.2              an amount equal to the excess, if any, of (a) 24% of the REIT’s total gross income (but excluding the amount of any REIT Payments) for the taxable year of the Company that is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the REIT from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any REIT Payments); provided, however, that REIT Payments in excess of the amounts set forth in clause 10.1.1 and 10.1.2 above may be made if the REIT, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT’s ability to qualify as a REIT. To the extent that REIT Payments may not be payable in a taxable year of the Company as a consequence of the limitations set forth in this clause 10, such REIT Payments shall carry over and shall be treated as arising in the following taxable year of the Company. The purpose of the limitations contained in this clause 10 is to prevent the REIT from failing to qualify as a REIT under the Code by reason of the Manager’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Company, and this clause 10 shall be interpreted and applied to effectuate such purpose. Except as expressly permitted by this Agreement and the Articles, neither the Manager nor any of its affiliates shall sell, transfer or convey any property to the Company, directly or indirectly, except pursuant to transactions that are determined by the Manager in good faith to be fair and reasonable.

11.                               GENERAL

11.1                        Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

11.2                        Waiver

The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

11.3                        Amendments

This Agreement may be amended by the majority Shareholders. Any such amendment to the Agreement shall be notified to all the Parties and upon such notification will be binding on all Parties.

11.4                        Cumulative rights

11.4.1              Each Investor’s rights and remedies contained in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

11.4.2              Except to the extent that they have been performed and except where this Agreement expressly provides otherwise, the obligations and undertakings contained in this Agreement remain in force after Completion.

11.5                        No partnership

Nothing contained in this Agreement (and no action taken by a party pursuant to its terms) is to be construed as creating a partnership or (unless expressly stated otherwise) agency relationship between any of the Parties.

11.6                        Severance

11.6.1              The invalidity, illegality or unenforceability of any provision of this Agreement does not affect the continuation in force of the remainder of this Agreement.

11.6.2              The provisions of this Agreement shall survive and be fully enforceable, notwithstanding any provisions of the Articles being declared void or unenforceable.

11.7                        Legal personal representatives, successors and permitted assigns

The provisions of this Agreement shall be binding upon the parties’ respective legal personal representatives, successors and permitted assigns, but such persons shall not be entitled to the benefit of its provisions unless they have entered into a deed of adherence.

11.8                        Several obligations and not joint or joint and several obligations

11.8.1              Except where expressly stated otherwise in this Agreement, all obligations, undertakings and statements in this Agreement are several and not joint or joint and several.

11.8.2              Every representation, warranty, undertaking or indemnity in this Agreement which is expressed to be given to the Investors is given to each Investor separately and each Investor shall have a separate claim and right of action in respect of every breach.

11.9                        Unlawful fetters

None of the Companies shall be bound by any provision of this Agreement to the extent that it would constitute an unlawful fetter on any of its statutory powers, but that provision shall remain valid and binding as regards the other parties to this Agreement to which it is expressed to apply.

11.10                 Further assurance

Each of the parties agrees to take all such action or procure that all such action is taken as is reasonable in order to implement the terms of this Agreement or any transaction, matter or thing contemplated by this Agreement.

11.11                 No Challenges

Each party acknowledges and undertakes as follows:

11.11.1       it shall not challenge the validity or enforceability of the restrictions in this Agreement either as a matter of Luxembourg law or otherwise (“Challenge”); and

11.11.2       in the event of a Challenge, such party making the Challenge shall indemnify and keep indemnified on demand each Investor and each Group Company against each loss, liability and cost which the Investors and/or the Group as the case may be incur arising out of or in connection with a Challenge including each loss, liability and cost reasonably incurred as a result of settling or defending a Challenge.

12.                               NOTICES

12.1                        A notice under or in connection with this Agreement shall be:

12.1.1              in writing and in English; and

12.1.2              delivered by hand (which shall, for the avoidance of doubt, include delivery by courier) or sent by post (or by air mail post if overseas) or sent or supplied by electronic means to the party due to receive the notice at the relevant address referred to in clause 12.2 (or such substitute address as a party may notify in writing to each of the other parties, provided that such notification shall be received before the notice was despatched).

12.2                        For the purposes of this clause 12.2, a notice shall be sent to the relevant address and for the attention of those persons set out:

12.2.1              in the case of one of the Luxcos or Obligo, in Schedule 1;

12.2.2              in the case of an Investors, in Schedule 2;

12.2.3              in the case of one of the Management Parties, in Schedule 3;

12.2.4              in the case of a Director, in Schedule 4;

12.2.5              in the case of any other party to this Agreement from time to time, in the relevant deed of adherence.

The parties agree that any notice, document or information to be sent or supplied to the Luxcos or by or on behalf of the Luxcos may be sent or supplied by electronic means to the electronic addresses specified for this purpose pursuant to this clause 12.2.

12.3                        Unless there is evidence that it was received earlier, a notice given pursuant to clauses 12.1 and 12.2 is deemed to have been given to, and received by, the recipient if:

12.3.1              delivered by hand, on the day it was left at the address referred to in clause 12.1 and 12.2;

12.3.2              sent by pre-paid airmail post between different countries, on the third Business Day after posting it; and

12.3.3              sent or supplied by email or fax, two (2) hours after it was sent.

12.4                        A post office certificate of posting for a properly addressed and stamped envelope containing the notice is conclusive evidence that the notice was so sent or supplied.  A printed copy of a notice sent or supplied by electronic means that indicates that it was properly addressed and sent (and showing the time of sending or transmission) is conclusive evidence that the notice was so sent or supplied.

13.                               GOVERNING LAW AND JURISDICTION

13.1                        This Agreement and all non-contractual or other matters or obligations arising out of or in connection with it are governed by New York law.

13.2                        The U.S. federal courts and the courts of the State of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (a “Dispute”) including a dispute regarding the existence, validity or termination of this Agreement or relating to any non-contractual or other obligation or matter arising out of or in connection with this Agreement or the consequences of its nullity.

13.3                        The parties agree that the courts of the State of New York are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

SCHEDULE 7
ALLOCATIONS OF PROFITS AND LOSSES FOR U.S. TAX PURPOSES

1.                                      Timing and Amount of Allocations of Net Income and Loss

Profits and Losses of the Company shall be determined and allocated with respect to each Taxable Year of the Company as of the end of each such year. Except as otherwise provided in this Schedule 7, an allocation to a Shareholder of a share of Profits and Losses shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Profits or Losses.

2.                                      Except as otherwise provided in this Schedule 7, Profits and Losses shall be allocated in the following manner:

2.1                               Profits. Except as otherwise provided herein, Profits for any Taxable Year or other applicable period shall be allocated in the following order and priority:

2.1.1                     First, to the Manager until the cumulative Profits allocated to the Manager pursuant to this subparagraph 2.1.1 equals the cumulative Loss allocated to the Manager pursuant to subparagraph 2.2.4 below;

2.1.2                     Second, to the holders of any Shares that are entitled to any preference in distribution upon liquidation until the cumulative Profits allocated under this subparagraph 2.1.2 equals the cumulative Loss allocated to such Partners under subparagraph 2.2.3;

2.1.3                     Third, to the holders of any Shares that are entitled to any preference in distribution in accordance with the rights of any other class of Shares until each such Shares have been allocated, on a cumulative basis pursuant to this subparagraph 2.1.3, Profits equal to the amount of distributions payable which are attributable to the preference of such class of Shares whether or not paid (and, within such class, pro rata in proportion to the respective interests in such class of Shares as of the last day of the period for which such allocation is made); and

2.1.4                     Thereafter, with respect to Shares that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective interests in such class of Shares as of the last day of the period for which such allocation is being made).

2.2                               Losses. Except as otherwise provided herein, Loss for any Taxable Year or other applicable period shall be allocated in the following order and priority:

2.2.1                     First, to each holder of Shares in proportion to and to the extent of the amount by which the cumulative Profits allocated to such Shareholder pursuant to subparagraph 2.1.4above exceeds, on a cumulative basis, the Loss allocated to such Partner pursuant to this subparagraph 2.2.1;

2.2.2                     Second, with respect to classes of Shares that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, pro rata to each such class in accordance with the terms of such class (it being understood that LTIP Units and OP Units are treated as the same class for this purpose) and within such class, pro rata in proportion to the respective Economic Capital Account Balances as of the last day of the period for which such allocation is being made; provided, that Loss shall not be allocated to any Shareholder pursuant to this subparagraph 2.2.2 to the extent that such allocation would cause such Shareholder to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case with respect to a Shareholder who also holds classes of Shares that are entitled to any preferences in distribution upon liquidation, by subtracting from such Shareholder’s Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such Taxable Year or other applicable period; and

2.2.3                     Third, with respect to classes of Shares that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective interests in such class of Shares as of the last day of the period for which such allocation is being made); provided, that Loss shall not be allocated to any Shareholder pursuant to this subparagraph 2.2.3 to the extent that such allocation would cause such Shareholder to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Taxable Year or other applicable period;

2.2.4                     Thereafter, to the Manager.

For purposes of determining allocations of Losses pursuant to Section 2.2.2 an LTIP Unitholder shall be treated as having a separate Economic Capital Account Balance, and for this purpose a separate Capital Account with an appropriate share of Company Minimum Gain and Shareholder Minimum Gain shall be maintained, for each tranche of LTIP Units with a different issuance date that it holds and a separate Capital Account for its OP Shares, if applicable, and the Economic Capital Account Balance of each holder of OP Shares shall not include any Economic Capital Account Balance attributable to other series or classes of Shares.

2.3                               Notwithstanding the provisions of Section 2.1 and 2.2 above, Liquidating Gains shall first be allocated to the LTIP Unitholders until the Economic Capital Account Balances of such LTIP Unitholders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the OP Shares Economic Balance, multiplied by (ii) the number of their LTIP Units (the “Target Balance”). For this purpose, “Liquidating Gains” means net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including but not limited to net capital gain realized in connection with an adjustment to the Gross Asset Value of Company assets under Code Section 704(b). The “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances to the extent attributable to their ownership of LTIP Units, plus the amount of their allocable share of any Shareholder Minimum Gain or Company Minimum Gain attributable to such LTIP Units. Similarly, the “OP Shares Economic Balance” shall mean (i) the Capital Account balance of the Manager, plus the amount of the Manager’s share of any Shareholder Minimum Gain or Company Minimum Gain, in either case to the extent attributable to the Manager’s ownership of OP Shares and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 2.3 (including, without limitation, any expenses of the Company reimbursed to the Manager pursuant to clause 9.2 of this Agreement), divided by (ii) the number of the Manager’s OP Shares. Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 2.3. Liquidating Gain allocated to an LTIP Unitholder under this Section 2.3 will be attributed to specific LTIP Units of such LTIP Unitholder for purposes of determining (i) allocations under this Section 2.3, (ii) the effect of the forfeiture or conversion of specific LTIP Units on such LTIP Unitholder’s Capital Account and (iii) the ability of such LTIP Unitholder to convert specific LTIP Units into OP Shares. After giving effect to the special allocations set forth above, if, due to distributions with respect to OP Shares in which an LTIP Unit does not participate, forfeitures or otherwise, the Economic Capital Account Balance of any present or former LTIP Unitholder attributable to such LTIP Unitholder’s LTIP Units, exceeds the Target Balance, then Liquidating Losses shall be allocated to such LTIP Unitholder, or Liquidating Gains shall be allocated to the other Shareholders, to reduce or eliminate the disparity; provided, however, that if Liquidating Losses or Liquidating Gains are insufficient to completely eliminate all such disparities, such losses or gains shall be allocated among Shareholders in a manner reasonably determined by the Manager. For this purpose, “Liquidating Losses” means net capital losses realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including but not limited to net capital loss realized in connection with an adjustment to the Gross Asset Value of Company assets under Code Section 704(b). In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 2.3, Profits and Losses shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated. The parties agree that the intent of this Section 2.3 is (i) to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the Manager’s OP Shares (on a per-OP Share/LTIP Unit basis) and (ii) to allow conversion of an LTIP Unit (assuming prior vesting) into an OP Share when sufficient Liquidating Gains have been allocated to such LTIP Unit pursuant to Section 2 so that either its initial Book-Up Target has been reduced to zero or the parity described in the definition of Target Balance has been achieved.

2.4                               Allocations to Reflect Issuance of Additional Shares. In the event that the Company issues additional Shares (including LTIP Units) pursuant to the Articles, the Manager may make such revisions to this Schedule 7 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Shares.

2.5                               Additional Allocation Provisions.  Notwithstanding the foregoing provisions of this Schedule 7:

2.5.1                     Regulatory Allocations.

(a)                                 Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 2.1 and 2.2 of this Schedule 7, or any other provision of this Schedule 7, if there is a net decrease in Company Minimum Gain during any Taxable Year, each Shareholder shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Shareholder’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto.  The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704 2(j)(2).  This Section 2.5.1(a) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)                                 Shareholder Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 2.5.1(a) of

Schedule 7 hereof, if there is a net decrease in Shareholder Minimum Gain attributable to a Shareholder Nonrecourse Debt during any Taxable Year, each Shareholder who has a share of the Shareholder Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Shareholder’s share of the net decrease in Shareholder Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This Section 2.5.1(b) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c)                                  Nonrecourse Deductions and Shareholder Nonrecourse Deductions.  Any Nonrecourse Deductions for any Taxable Year shall be specially allocated to the Shareholders in accordance with their relative percentage holdings of the Shares.  Any Shareholder Nonrecourse Deductions for any Taxable Year shall be specially allocated to the Shareholder(s) who bears the economic risk of loss with respect to the Shareholder Nonrecourse Debt to which such Shareholder Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(d)                                 Qualified Income Offset.  If any Shareholder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Shareholder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Shareholder as quickly as possible. It is intended that this Section 2.5.1(d) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(e)                                  Gross Income Allocation.  In the event that any Shareholder has an Adjusted Capital Account Deficit at the end of any Taxable Year, each such Shareholder shall be specially allocated items of Company income and gain in the amount of such excess to eliminate such deficit as quickly as possible.

(f)                                   Section 754 Adjustment.  To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Shareholder in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

(g)                                  Curative Allocations.  The allocations set forth in Sections 2.3.1(a)-(f) of Schedule 7 hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2.  Notwithstanding the provisions of Section 1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Shareholders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Shareholder shall be equal to the net amount that would have been allocated to each such Shareholder if the Regulatory Allocations had not occurred.

2.5.2                     Allocation of Excess Nonrecourse Liabilities.  The Company shall allocate “nonrecourse liabilities” (within the meaning of Regulations Section 1.752-1(a)(2)) of the Company that are secured by multiple Properties under any reasonable method chosen by the Manager in accordance with Regulations Section 1.752-3(a)(2) and (b).  The Company shall allocate “excess nonrecourse liabilities” of the Company under any method approved under Regulations Section 1.752-3(a)(3) as chosen by the Manager.

2.6                               Tax Allocations.

2.6.1                     In General.  Except as otherwise provided in this Section 2.6, for income tax purposes under the Code and the Regulations each Company item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Shareholders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 2.1-2.4 of Schedule 7 hereof.

2.6.2                     Allocations Respecting Section 704(c) Revaluations.  Notwithstanding Section 2.5.1 hereof, Tax Items with respect to Property that is contributed to the Company with a Gross Asset Value that varies from its adjusted tax basis in the hands of the contributing Shareholder immediately preceding the date of contribution shall be allocated among the Shareholders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation.  The Company shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Manager, including, without limitation, the “remedial allocation method” as described in Regulations Section 1.704-3(d).  In the event that the Gross Asset Value of any asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value”, subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations.

SCHEDULE 8
DISPOSALS OF SHARES

1.                                      GENERAL PROVISION APPLYING IN RELATION TO SHARES

Subject to the Articles, the shares of the Company will be transferable in accordance with the 1915 Law, provided that any transfer of the Unlimited Shares must also comply with section 2 below and article 7.2 of the Articles.

2.                                      PROVISIONS APPLYING IN RELATION TO UNLIMITED SHARES

2.1                               Any transfer of the Unlimited Shares shall be subject to the passing of Shareholders’ Resolutions:

2.1.1                     approving the transfer;

2.1.2                     amending article 8.1 of the Articles to reflect the replacement as Manager of the transferor of the Unlimited Shares by the transferee; and

2.1.3                     in accordance with article 13.18 of the Articles.

3.                                      PROVISIONS APPLYING IN RELATION TO OP SHARES

3.1                               Transfers of OP Shares shall require the prior written consent of the Manager, save for in the event of the death or incapacity of the Limited Shareholder whose OP Shares are to be transferred.

3.2                               Without limiting the generality of section 3.1 above, the Manager will not consent to any transfer of OP Shares: if in the opinion of the Manager:

3.3                               such transfer may result in a breach of any law or regulation, whether Luxembourg or foreign, or if as a result of such transfer the Company may become subject to tax laws other than those of the Grand Duchy of Luxembourg, or result in adverse consequences for other holders of a major proportion of OP Shares, or

3.4                               such transfer is not made in accordance with the provisions of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

3.5                               During the period beginning on the date of the initial issuance of any OP Shares, Class B OP Shares or Class C OP Shares and ending one (1) year after such date, each holder of such Shares shall (i) offer, sell, pledge or otherwise transfer such Shares only to a purchaser who certifies that it is not a “U.S. person” (as defined in Rule 902(k) under the Securities Act) and is not acquiring the Shares for the account or benefit of any U.S. person; (ii) offer, sell, pledge or otherwise transfer the Shares only in accordance with the provisions of Regulation S under the Securities Act, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and (iii) not engage in hedging transactions with regards to such Shares unless in compliance with the Securities Act.

3.6                              In no event may any transfer or assignment of Shares by any Shareholder (including any Redemption, any acquisition of Shares by the Manager or any other acquisition of Shares by the Company) be made (i) in the event that such transfer would cause the REIT or any subsidiary of the Company that elects to be treated as a REIT, to cease to comply with the REIT requirements; (ii) except with the consent of the Manager, if such transfer, in the opinion of the Manager, would create a significant risk that the Company would terminate for federal or state income tax purposes; (iii) if such transfer would cause the Company to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the Redemption or acquisition by the Manager of all Shares held by all Limited Shareholders); (iv) except with the consent of the Manager, if such transfer would, in the opinion of the Manager, adversely affect the ability of the REIT or any subsidiary of the Company that elects to be treated as a REIT to continue to qualify as a REIT or would subject the REIT or any such subsidiary to any income or excise taxes under the Code; (v) except with the consent of the Manager, if such transfer would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code; and (vi) except with the consent of the Manager, if such transfer would cause the Company to be treated as a publicly traded partnership within the meaning of Section 469(k)(2) or 7704(b) of the Code or fail to qualify for any safe harbor from treatment as a publicly traded partnership (provided, that this article (vi) shall not be the basis for limiting or restricting in any manner the exercise of a Redemption right unless, and only to the extent that, in the absence of such limitation or restriction, there is a significant risk that the Company will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation).